Exhibit 10.5
NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
RESTRICTED SHARES AGREEMENT
Notice of Restricted Share Grant
     NS Group, Inc., a Kentucky corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the NS Group, Inc. Non-Employee Director Equity Plan (the “Plan”) and this Restricted Shares Agreement (the “Agreement”), the following number of Restricted Shares, on the Date of Grant set forth below:
     Name of Grantee:
     Number of Restricted Shares:
     Date of Grant:
Terms of Agreement
     1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of Restricted Shares set forth above. The Restricted Shares shall be fully paid and nonassessable.
     2. Vesting of Restricted Shares.
          (a) The Restricted Shares covered by this Agreement shall vest and become nonforfeitable if the Grantee shall have continued to serve on the Board through the vesting dates set forth below with respect to the portion of Restricted Shares set forth next to such date:

Portion of Restricted Shares
Vesting Date	Vesting on such Vesting Date

The earlier of (i) May 9, 2009, or (ii) the annual meeting of the Company’s stockholders in 2009	100%
          (b) Notwithstanding the provisions of Section 2(a), all of the Restricted Shares covered by this Agreement shall immediately become vested and nonforfeitable if, during the vesting period (i) the Grantee dies or becomes permanently disabled (as determined by the Board) while serving on the Board, (ii) a Change in Control occurs, or (iii) the Grantee retires from the Board after having attained the mandatory retirement age for Non-Employee Directors under the Company’s corporate governance guidelines in effect on the date of such retirement.
          (c) Notwithstanding the provisions of Sections 2(a) and 2(b), if the Grantee ceases to serve on the Board as a result of his Retirement during the vesting period, then the Restricted Shares shall vest and become nonforfeitable as set forth below with respect to the portion of Restricted Shares set forth next to such termination date:

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
RESTRICTED SHARES AGREEMENT

Portion of Restricted
Termination of Service Occurs	Shares Vesting

On or after May 9, 2007 (or, if earlier, the annual meeting of the Company’s stockholders in 2007) but before May 9, 2008 (or, if earlier, the annual meeting of the Company’s stockholders in 2008)	1/3

On or after May 9, 2008 (or, if earlier, the annual meeting of the Company’s stockholders in 2008) but before May 9, 2009 (or, if earlier, the annual meeting of the Company’s stockholders in 2009)	2/3

On or after May 9, 2009 (or, if earlier, the annual meeting of the Company’s stockholders in 2009)	3/3
     For purposes of this Section 2(c), the term Retirement shall mean a voluntary resignation from the Board by the Grantee at any time after at least five years of service as a Non-Employee Director.
     3. Forfeiture of Shares. The Restricted Shares that have not yet vested pursuant to Section 2 shall be forfeited automatically without further notice if the Grantee ceases to be a Non-Employee Director other than as provided in Section 2(b) or 2(c). In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.
     4. Transferability. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 2. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. The Board, in its sole discretion, when and as is permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares, provided that any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.
     5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such dividends shall be paid no later than the end of the calendar year in which the dividends are paid to the holders of the Common Shares or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Shares); provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
RESTRICTED SHARES AGREEMENT
capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.
     6. Custody of Restricted Shares. Until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Restricted Shares shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company. Effective until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Grantee hereby irrevocably constitutes and appoints the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the Secretary of the Company, or any of them, as attorneys-in-fact to transfer to the Company or its designee, without further action, all or any portion of the Restricted Shares that are forfeited in accordance with this Agreement. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to such transfer.
     7. No Right to Reelection. Nothing contained in this Agreement shall confer upon the Grantee any right to be nominated for reelection by the Company’s stockholders, or any right to remain a member of the Board for any period of time, or at any particular rate of compensation.
     8. Taxes and Withholding. If the Company is required to withhold any federal, state, local or other taxes in connection with the delivery or vesting of the Restricted Shares (including in the event of the Grantee making an election under Section 83(b) of the Code with respect to the Restricted Shares), the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee shall promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.
     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered or become vested if the delivery or vesting thereof would result in a violation of any such law or listing requirement.
     10. Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
RESTRICTED SHARES AGREEMENT
     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.
     13. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
     14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.
     15. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
RESTRICTED SHARES AGREEMENT
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

NS GROUP, INC.
By:
Name:
Title:

     The undersigned hereby acknowledges receipt of a copy of the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.

Grantee

Date: